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Exhibit 3.76

ARTICLES OF INCORPORATION
of
MICRO SYSTEMS, INC.

        The undersigned subscribers to these Articles of Incorporation, each a natural person competent to contract, hereby associate themselves together to form a corporation under the laws of the State of Florida.

ARTICLE I. NAME

        The name of this corporation is: MICRO SYSTEMS, INC.

ARTICLE II. NATURE OF BUSINESS

        This corporation shall have the general powers specified for corporations in Section 4 of Chapter 75-250(H51395), Florida Statutes adopted 1975.

ARTICLE III. CAPITAL STOCK

        The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is Ten thousand (10,000) shares of common stock having a nominal or par value of One ($1.00) Dollar per share, together with such other classes or kinds of stock as may be authorized by amendment hereof or by resolution duly adopted in accordance with Florida Statute 608.14(3).

ARTICLE IV. INITIAL CAPITAL

        The amount of capital with which this corporation will begin business is Five hundred ($500.00) Dollars.

ARTICLE V. TERM OF EXISTENCE

        This corporation is to exist perpetually.

ARTICLE V(a). REGISTERED OFFICE AND REGISTERED AGENT

        The registered office of this corporation shall be the same as its place of business, to-wit: 116 Arlington Drive, Panama City, Florida 32401. The registered agent of this corporation shall be Forrest L. Dunn whose business office is identical with the above registered office.

ARTICLE VI. ADDRESS

        The initial post office address of the principal office of this corporation in the State of Florida is: 116 Arlington Drive, Panama City, Florida 32401. The Board of Directors may from time to time move the principal office to any other address in Florida.

ARTICLE VII. DIRECTORS

        This corporation shall have two (2) directors, initially. The number of Directors may be increased or diminished from time to time, by by-laws adopted by the stockholders.

 ARTICLE VIII. INITIAL DIRECTORS

        The name and post office addresses of the members of the first Board of Directors are:

Forrest L. Dunn	116 Arlington Drive, Panama City, Florida 32401
Larry W. Cooper	3341 Willow Crescent Drive, Fairfax, Virginia 22030

ARTICLE IX. SUBSCRIBERS

        The name and post office address of each subscriber of these Articles of Incorporation, the number of shares of stock each agrees to take and the value of the consideration therefor are:

NAME	ADDRESS	SHARES	CONSIDERATION
Forrest L. Dunn	116 Arlington Drive Panama City, Florida 32401	250	$250.00
Larry W. Cooper	3341 Willow Crescent Drive Fairfax, Virginia 22030	250	$250.00

ARTICLE X. AMENDMENT

        These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at a stockholders' meeting by a majority of the stock entitled to vote thereon, unless all the directors and all the stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

/s/ Forrest L. Dunn Forrest L. Dunn
/s/ Larry W. Cooper Larry W. Cooper

STATE OF FLORIDA

COUNTY OF BAY

        I hereby certify that on this day, before me, a Notary Public duly authorized in the State and County above named to take acknowledgments, personally appeared Forrest L. Dunn, to me known to be one of the persons described as subscribers in and who executed the foregoing Articles of Incorporation, and acknowledged before me that he subscribed to those Art icles of Incorporation.

        WITNESS my hand and official seal in the County and State above named, this 22 day December, 1975.

My commission expires:	/s/ Notary Public

SEAL

STATE OF VIRGINIA

COUNTY OF FAIRFAX

        I hereby certify that on this day, before me, a Notary Public duly authorized in the State and County above named to take acknowledgments, personally appeared Larry W. Cooper, to me known to be one of the persons described as subscribers in and who executed the foregoing Articles of Incorporation, and acknowledged before me that he subscribed to those Articles of Incorporation.

        WITNESS my hand and official seal in the County and State above named, this 26th day of December, 1975.

/s/ Notary Public
My commission expires: 11-15-76

ARTICLES OF RESTATEMENT OF THE
ARTICLES OF INCORPORATION OF
MICROSYSTEMS INC.
(the "Corporation)

        Pursuant to Florida Statue 607.1007 (1989), as amended, these Articles of Restatement are adopted by the undersigned Corporation:

          FIRST:    The name of the Corporation is: Micro Systems, Inc.

          SECOND:    The articles of incorporation of the Corporation shall be restated in their entirety in accordance with the restated articles of incorporation attached hereto as Exhibit A.

          THIRD:    By unanimous written consent, effective August 15, 1995, the board of directors of the Corporation unanimously adopted the restated articles.

          FOURTH:    By written consent, effective August 15, 1995, the shareholders of the Corporation adopted the restated articles. The votes cast by the shareholders of the Corporation for the restated articles were sufficient to approve the restated articles.

          This the 15th day of August, 1995.

MICRO SYSTEMS, INC.
By:	/s/ Thomas Ferguson, Jr. Thomas Ferguson, Jr. Its President

CERTIFICATION

        The undersigned being the president of the Corporation does hereby certify that the board of directors of the Corporation adopted unanimously the restated articles of incorporation in an unanimous written consent dated 15 August, 1995, and that the shareholders of the Corporation adopted the restated articles of incorporation by written consent dated 15 August, 1995. The votes cast by the shareholders of the Corporation for the restated articles of incorporation were sufficient to approve the restated articles.

/s/ Thomas Ferguson, Jr. Thomas Ferguson, Jr. President, Micro Systems, Inc.

 Exhibit A

(Restated Articles of Incorporation)

 RESTATED ARTICLES OF INCORPORATION

of

MICRO SYSTEMS, INC.

        The undersigned hereby acknowledges the incorporation of Micro Systems, Inc. (the "Corporation") under these Restated Articles of Incorporation in accordance with the laws of the State of Florida.

ARTICLE I. NAME

        The name of the Corporation is: MICRO SYSTEMS, INC.

ARTICLE II. PRINCIPAL OFFICE

        The principal office and mailing address of the Corporation is 65 Hill Avenue Fort Walton Beach Industrial Park, Fort Walton Beach, Florida 32548. The board of directors may from time to time move the principal office to any other address in Florida.

ARTICLE III. CAPITAL STOCK

        The maximum number of shares of stock that this Corporation is authorized to have outstanding at any one time is Ten thousand (10,000) shares of common stock having a nominal or par value of One ($1.00) Dollar per share, together with such other classes or kinds of stock as may be authorized by amendment hereof or by resolution duly adopted in accordance with applicable law.

ARTICLE IV. REGISTERED OFFICE AND
REGISTERED AGENT

        The registered office of this Corporation shall be 65 Hill Avenue, Fort Walton Beach Industrial Park, Fort Walton Beach, Florida 32548. The registered agent of this Corporation shall be Larry W. Cooper, whose business office is identical with the above registered office.

ARTICLE V. INCORPORATORS

        The name and address of the Incorporator is:

Larry W. Cooper	65 Hill Avenue, Fort Walton Beach Industrial Park
Fort Walton Beach, Florida 32548

ARTICLE VI. AMENDMENT

        These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at a stockholders' meeting by a majority of the stock entitled to vote thereon, unless all the directors and all the stockholders sign a written statement manifesting their intention that a certain amendment of these Restated Articles of Incorporation be made.

/s/ Larry W. Cooper
Larry W. Cooper

 ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

MICRO SYSTEMS, INC.

        Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:	Amendment adopted: Article III of the RESTATED ARTICLES OF INCORPORATION OF MICRO SYSTEMS, INC.
SECOND:	Provisions for implementing the amendment set forth in the following resolution of the Shareholders of the Corporation:

RESOLVED that all certificates evidencing ownership of the capitol stock of the corporation, including treasury stock, shall be surrendered within fifteen days of the date hereof and shall be replaced by new certificates evidencing the ownership of 100 shares of stock having a par value of One cent ($.01) per share for each share of One Dollar par value capital stock surrendered.
THIRD:	The date of the amendment is December 10, 1998.
FOURTH:	The amendment was approved by the Shareholders. The number of votes cast for the amendment was sufficient for the approval.
Signed this 10 day of December, 1998.

/s/ Thomas Ferguson, Jr.
Thomas Ferguson, Jr., President
MICRO SYSTEMS, INC.

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  Exhibit 3.76
ARTICLES OF INCORPORATION of MICRO SYSTEMS, INC.
ARTICLE I. NAME
ARTICLE II. NATURE OF BUSINESS
ARTICLE III. CAPITAL STOCK
ARTICLE IV. INITIAL CAPITAL
ARTICLE V. TERM OF EXISTENCE
ARTICLE V(a). REGISTERED OFFICE AND REGISTERED AGENT
ARTICLE VI. ADDRESS
ARTICLE VII. DIRECTORS
ARTICLE VIII. INITIAL DIRECTORS
ARTICLE IX. SUBSCRIBERS
ARTICLE X. AMENDMENT
CERTIFICATION
Exhibit A (Restated Articles of Incorporation)
RESTATED ARTICLES OF INCORPORATION of MICRO SYSTEMS, INC.
ARTICLE I. NAME
ARTICLE II. PRINCIPAL OFFICE
ARTICLE III. CAPITAL STOCK
ARTICLE IV. REGISTERED OFFICE AND REGISTERED AGENT
ARTICLE V. INCORPORATORS
ARTICLE VI. AMENDMENT
ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF MICRO SYSTEMS, INC.